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                                                                    Exhibit 23.4



                         CONSENT OF DESIGNATED DIRECTOR
                         ------------------------------


     The undersigned understands that MTC Technologies, Inc. (the "Company") intends to elect or appoint the undersigned as a member of the Company's board of directors.

     The undersigned hereby consents to be named as a designated director or director designee in the Company's Registration Statement on Form S-1 and to serve as a director of the Company if elected or appointed.





                                              /s/ Kenneth A. Minihan
                                              ----------------------------------
                                              Kenneth A. Minihan


                                              May 21, 2002